Vonage Holdings Corp.
Free Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-131659
May 23, 2006

Notice of Effectiveness

Please be advised that the registration statement relating to Vonage’s proposed initial public offering (IPO) has been declared effective by the Securities and Exchange Commission.

To access the login page for the Vonage Customer Directed Share Program website, click on the Internet address below or copy and paste it into your browser.

www.vonageipo.com

Please click here to open the current prospectus, which is located at: http://www.sec.gov/Archives/edgar/data/1272830/000104746906007536/a2169686zs-1a.htm

Vonage Holdings Corp. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Vonage Holdings Corp. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-866-869-5224.